SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 193

X Filed by the Registrant

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Check the appropriate box

X    Preliminary Proxy Statemen
     Confidential, for Use of the Commission Only (as permitte by Rule 14a-6(e)(2
     Definitive Proxy Statemen
     Definitive Additional Material
     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-1

                       The York Water Company
          (Name of Registrant as Specified In Its Charter)

                       The York Water Company
             (Name of Person(s) Filing Proxy Statement)


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          computed pursuant to Exchange Act Rule 0-11:

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     and state how it was determined.

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     previous filing by registration statement number, or the
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
                     THE YORK WATER COMPANY
                     130 EAST MARKET STREET
                    YORK, PENNSYLVANIA 17401


        April 1, 1999

       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
         TO THE SHAREHOLDERS OF THE YORK WATER COMPANY


NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of The York Water Company will be held at the office of the Company, 130 East Market Street, in the City of York, Pennsylvania, on May 3, 1999 at
1:00 P.M. for the purpose of taking action upon the following proposals:

     (1)  To elect three (3) Directors to three-year terms of office;

     (2) To consider and vote upon a proposal to amend the Amended and Restated Articles of Incorporation to increase the number of authorized shares of capital stock of the Company; and

     (3) To appoint independent accountants to audit the financial statements of the Company for the year 1999;

     (4) To transact such other business as may properly come before the meeting.

   The Board of Directors has fixed the close of business on March 15, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting, and at any adjournment or adjournments thereof.

   You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to sign, date and return the enclosed proxy at your earliest convenience in the enclosed stamped return envelope.

                              By order of the Board of Directors,

                                                 JEFFREY S. OSMAN
                                                        Secretary

                      THE YORK WATER COMPANY
                      130 EAST MARKET STREET
                     YORK, PENNSYLVANIA 17401


                                                    April 1, 1999

                        PROXY STATEMENT

     This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders of The York Water Company (hereinafter referred to as the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company, whereby shareholders would appoint Irvin S. Naylor, William T. Morris, and Horace Keesey III and each of them, as Proxies on behalf of the shareholders, to be used at the Annual Meeting of the Shareholders of the Company to be held at 1:00 p.m. at the office of the Company on May 3, 1999 (the "Annual Meeting") and at any adjournment thereof.

     Solicitation of proxies will be primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company. The expenses of the solicitation will be borne by the Company. Such expenses may also include ordinary charges and expenses of brokerage houses and other custodians, nominees and other fiduciaries for forwarding documents to shareholders. This Proxy Statement has been mailed to shareholders of the Company on or about March 31, 1999.

     A shareholder who completes and forwards the enclosed proxy to the Company's transfer agent, American Stock and Transfer Company, is not precluded from attending the Annual Meeting and voting his or her shares in person, and may revoke the proxy by delivering a later dated proxy or by written notification to the Company or to the transfer agent, at any time before the proxy is exercised.


                      PURPOSE OF THE MEETING

     At the Annual Meeting, shareholders of the Company will consider and vote upon proposals: (i) to elect three (3) Directors to serve for a term of three (3) years; (ii) to amend the Company's Amended and Restated Articles of Incorporation (the "Existing Articles") to increase the authorized capital stock of the Company from 6,500,000 shares, divided into 6,000,000 shares of Common Stock, and 500,000 shares of Series Preferred Stock, to 31,500,000 shares, divided into 31,000,000 shares of Common Stock, and 500,000 shares of Series Preferred Stock; and (iii) to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1999. Shareholders may also consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.


                      VOTING AT THE MEETING

     The outstanding securities of the Company entitled to vote at the meeting consist of _______________ shares of Common Stock. The presence at the Annual Meeting in person or by proxy of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast will constitute a quorum for the Annual Meeting.

     The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or adjournments thereof is the close of business on March 15, 1999. Shareholders are entitled to one vote for each share on all matters coming before the meeting, except that shareholders have cumulative voting rights with respect to the election of Directors. Cumulative voting rights permit each shareholder to cast as many votes in the election of each class of Directors to be elected as shall equal the number of such shareholder's shares of Common Stock multiplied by the number of Directors to be elected in such class of Directors, and each shareholder may cast all such votes for a single nominee or distribute such votes among two or more nominees in such class as the shareholder may see fit. Discretionary authority to cumulate votes is not being solicited.

     In accordance with Pennsylvania law, a shareholder can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded from the vote and will have no effect.

     Brokers who have received no voting instructions from their customers will have discretion to vote with respect to election of directors and the proposal to ratify the Company's auditors.


        VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     No person, so far as known to the Company, beneficially owns five (5) percent or more of the Company's outstanding Common Stock as of March 15, 1999.


                     ELECTION OF DIRECTORS

     At the Annual Meeting, all the nominees, each of whom is currently serving as Director, are to be elected to serve for the ensuing three (3) years and until their respective successors have been elected and qualified. The
Company has a total of nine Directors, who are elected to staggered three-year terms of office. Each share represented by the enclosed proxy will be voted for each of the nominees listed, unless authority to do so is withheld. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the Proxies.

     The three directors are to be elected by a plurality of the votes cast at the Annual Meeting. The Board of Directors unanimously recommends a vote "FOR" each of the nominees.

     The information appearing in the following table with respect to principal occupation and beneficial ownership of Common Stock of the Company has been furnished to the Company by the three nominees and the six directors continuing in office as of March 15, 1999.




                   Principal Occupation        Full Shares      Percent of
                     During Last      Director Owned            Total Shares
Name        Age       Five Years      Since    Beneficially<F1> Outstanding<F2>

             NOMINEES FOR ELECTION TO THREE YEAR TERMS EXPIRING IN 2002

Paul W. Ware*  52  Retired Chairman, Penn Fuel     3/27/89 136,504<F3>  4.59
                     Gas, Inc., August, 1998
                     to date
                   Chairman, Penn Fuel Gas, Inc.,
                     June, 1990 to August, 1998

John L. Finlayson 58 Vice President-Finance and      9/2/93  2,307      0.08
                     Administration, Susquehanna
                     Pfaltzgraff Co., August, 1978
                     to date

Chloe R. Eichelberger  64 Owner/President/Chief    9/15/95   1,981      0.07
                          Executive Officer,
                          Chloe Eichelberger
                          Textiles, Inc.,
                          September, 1987 to date


                TO CONTINUE FOR TERMS EXPIRING IN 2000

Frank Motter*   71   President, Motter Printing     3/26/79   18,784<F4> 0.63
                      Press Co., June, 1972 to date

George Hay Kain, III, Esq. 50 Sole Practitioner,    8/25/86   15,142<F5>  0.51
                              Attorney at Law
                              April, 1982 to date

Michael W. Gang, Esq.  48     Partner, Morgan,      1/22/96     1,538    0.06
                               Lewis & Bockius LLP,
                               Counselors at Law,
                               October, 1984 to date.
                               Morgan, Lewis & Bockius
                               LLP is counsel to the Company

                       TO CONTINUE FOR TERMS EXPIRING IN 2001

Irvin S. Naylor*   63  Chairman of the Board,       10/31/60    15,156   0.51
                        The York Water Company,
                        September, 1993 to date
                       Secretary-Treasurer, The York Water
                        Company, May, 1977 to September, 1993
                       President/Owner, Snow Time, Inc., Owns
                        and Operates Ski Areas, June, 1964 to date
                       Vice Chairman/Owner, Cor-Box, Inc.,
                        Mfg. Corrugated Boxes, June, 1966 to date

William T. Morris, P.E.* 61 President and Chief     4/19/78       10,789<F6>(6) 0.37
                             Executive Officer,
                             The York Water Company,
                             May, 1995 to date
                            President and General Manager,
                             The York Water Company, May, 1982
                             to May, 1995

Horace Keesey III* 70  Vice Chairman of the Board,  8/27/79       13,599<F7>.46
                         The York Water Company, May, 1995
                         to date
                       Vice President, The York Water
                         Company, May, 1986 to May, 1995


All Directors and
Executive Officers
as a group                                                     215,800<F8>  6.91


* Members and ( ) Alternate Members of the Executive Committee.

<F1> Except as indicated in the footnotes below, Directors possessed sole voting power and sole investment power with respect to all shares set forth in this column.



<F2> The percentage for each individual or group is based on the aggregate shares outstanding as of March 15, 1999 (_______________________ shares).



<F3> Includes 3,955 shares held by Mr. Ware as custodian for two minor children and 3,436 shares for his wife for which Mr. Ware disclaims beneficial ownership.
Also includes 123,460 shares held by Oxford Foundation, a charitable foundation, of which Mr. Ware is a
Director.  Mr. Ware shares voting power and investment power with respect to this holding.


<F4> Includes 4,300 shares held by wife for which Mr. Motter disclaims beneficial ownership.



<F5> Includes 3,278 shares held by wife and child for which Mr. Kain disclaims beneficial ownership.  Also includes 6,232 shares held by estate of his grandfather, for which he is one of three co-trustees and shares voting power and investment power.



<F6> Includes 9,348 shares owned jointly with Mr. Morris' wife and mother on which he shares voting and investment power.



<F7> Includes 2,927 shares owned jointly with Mr. Keesey's four adult children on which he shares voting and investment power.



<F8> Includes shares owned by family members, and certain other shares, as to which some Directors and Officers disclaim any beneficial ownership and which are further disclosed in the notes above.




    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that during the year ended December 31, 1998, its directors and executive officers complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934. The foregoing statement is based solely upon a review of copies of reports furnished to the Company and written representations of its Directors and executive officers that no other reports were required.

             MEMBERS OF OTHER BOARDS OF DIRECTORS

    The following members of the Board of Directors of The York Water Company are Board members of publicly held companies as indicated below:

                                           Companies Other Than
              Board Members               The York Water Company

         Ms. Chloe Eichelberger        First Capitol Bank

         Mr. Frank Motter              Drovers Bancshares Corp. and
                                       The Drovers & Mechanics Bank

         Mr. Paul W. Ware              American Water Works Company



                   COMMITTEES AND FUNCTIONS

    The Company has an Executive Committee, an Audit Committee and a Compensation and Nomination Committee, all of which are composed of members of the Board of Directors.

    The Executive Committee held nine (9) meetings during the fiscal year ended December 31, 1998. The Executive Committee is empowered to function as delegated by the Board of Directors.

    The Audit Committee held two (2) meetings in 1998.  The Audit
Committee monitors the audit functions of our independent public accountants and internal controls of the Company. The Audit Committee of the Company is composed of the following Directors appointed by the Board: Paul W. Ware, Chairman; Frank Motter; John L. Finlayson; and Chloe R. Eichelberger.

    The Compensation and Nomination Committee held three (3) meetings in 1998 and considers and makes recommendations to the Board of Directors concerning the proposed compensations, salaries and per diems of the corporate officers, Directors and members of the Committees of the Board of Directors of the Company and makes recommendations to the Board of Directors for nominations for Directors and officers of the Company. This Committee
will consider nominees recommended by shareholders of the Company.   Such
recommendations should be made in writing, should include a statement of the recommended nominee's qualifications, and should be addressed to the Committee at the address of the Company. In accordance with the Company's bylaws, actual nominations must be made in writing and must be received by the Company not less than ninety (90) days before the date of the Annual Meeting. The Compensation and Nomination Committee is composed of the following Directors appointed by the Board: Frank Motter, Chairman; Paul W. Ware; John L. Finlayson; Michael W. Gang; and Irvin S. Naylor, ex officio.


       COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth information concerning compensation paid or accrued by the Company to the chief executive officer of the Company. No other executive officer of the Company earned more than $100,000 in salary during any of the last three fiscal years. The Company has not paid any bonuses in any of the last three fiscal years.



                  SUMMARY COMPENSATION TABLE

                                    Annual Compensation
                    Name and                            All Other
                    Principal                           Compensation
                    Position      Year      Salary($)<F1>   ($)<F2>

              William T. Morris,  1998        152,041     2,839
              President, Chief    1997        144,102     2,839
              Executive Officer   1996        134,836     2,339
              and Director

    <F1> Includes amounts deferred by Mr. Morris under the
         Company's deferred compensation program for management and supervisory personnel (the "Deferred Compensation
         Program").

    <F2> Represents $1,000 of Company matching contributions to the
         401(k) plan and $1,839 in insurance policy premiums expended by the Company to fund Mr. Morris' interest in the Deferred Compensation Program. It is anticipated that the Company will make no additional expenditures in remaining policy premiums to fund Mr. Morris' interest in the Deferred Compensation Program.

    Officers with five years' service are entitled to benefits under the Company's General and Administrative Employees Pension Plan (the "Pension Plan") upon retirement after attaining age 55. The pension benefit computation is based on the years of service times the sum of $16.50 and 1-1/2% of that portion of the final average monthly earnings which are in excess of $400. The final average monthly earnings are the average of the employee's earnings, exclusive of overtime earnings, for the 60 months immediately preceding the date the pension benefit calculation is made. As of December 31, 1998, Mr. Morris has been credited with 30 years of service under the Pension Plan. The following table illustrates the approximate annual benefit that may become payable under the Pension Plan to the executive officers who have met both the five year and 55 year age requirements, based upon the indicated assumptions as to remuneration and years of credited service.


    Remuneration        15       20        25       30         35

     $175,440        $41,364  $55,152    $68,940   $82,728   $96,516


The above figures assume retirement at age 65 with a straight-life annuity and without reduction for a survivor benefit or Social Security benefits.


    The Company maintains a supplemental retirement program (the "Supplemental Plan"), which provides senior management with a retirement benefit in addition to the Pension Plan. The Supplemental Plan is designed to encourage management to stay with the Company until retirement. Supplemental Plan benefits have been made available to four members of the Company's management and are payable to the executive or his beneficiary (a "Supplemental Plan Beneficiary") monthly over a period of 180 months. The annual benefit payable under the Supplemental Plan (the "Annual Benefit") may be calculated by multiplying the number of years of service subsequent to December 31, 1983 but prior to the attainment of age 65, by a predetermined annual retirement benefit unit, which in the case of Mr. Morris is $3,600 and in the case of all Supplemental Plan Participants ranges from $1,200 to $3,600. The estimated Annual Benefit payable to Mr. Morris at normal retirement age under the Supplemental Plan is $70,176. The Supplemental Plan is funded by insurance policies owned by the Company on each manager covered by the Supplemental Plan, and if the assumptions made as to mortality experience, policy dividends and other factors (the "Funding Assumptions") are realized, the Company will recover all of its payments made under the Supplemental Plan plus a factor for the use of the Company's money. The Company is obligated to pay Annual Benefits, and Supplemental Plan Beneficiaries have the status of unsecured creditors of the Company with respect to Annual Benefits, regardless of whether the Funding Assumptions are realized and the insurance policies fully fund or reimburse the Company for its payments under the Supplemental Plan. The following table illustrates the approximate Annual Benefits that may become payable to Supplemental Plan Beneficiaries:



Annual Retirement              Years of Service
 Benefit Unit              Subsequent to December 31, 1983

                   10       15          20     25        30

  $3,600        $36,000   $54,000    $72,000  $90,000   $108,000
  $2,100         21,000    31,500     42,000   52,500     63,000
  $1,440         14,400    21,600     28,800   36,000     43,200
  $1,200         12,000    18,000     24,000   30,000     36,000


    The Deferred Compensation Program permits eligible supervisors, managers and executives to defer up to 5% of salary, normally over an eleven
(11) year period, with the Company matching the deferment, up to 2-1/2% of salary. The Company has obtained life insurance policies for participants under the Deferred Compensation Program to fund its future payment obligations under the Deferred Compensation Program, and no cash balances are maintained by the Company to fund participant deferrals, Company matching contributions, or earnings with respect to such balances derived from the insurance policies (together, the "Deferred Compensation Program Balances"). At retirement, each participant, or beneficiary, is entitled to receive over a ten-year period monthly payments equal in the aggregate to the Deferred Compensation Program Balance that accrued with respect to such participant in Company maintained book-entry accounts. Except for Mr. Morris, no other directors participate in this program. Mr. Morris' projected annual payment under this program is $21,454.

    Each Director who is not a regular full-time employee of the Company is entitled to receive the following amounts for services rendered to the
Company: $7,040 per annum in Directors' fees; $3,420 per annum for service as a regular member of the Executive Committee; a per diem of $430 for each Board of Directors' Meeting; and a per diem of $380 for a regular or alternate member's attendance at each Executive Committee Meeting. There were 15 Board of Directors' Meetings and 9 Executive Committee Meetings during the fiscal year ended December 31, 1998. All Directors attended at least 75% of the scheduled Board of Directors' Meetings. All Directors attended at least 75% of the scheduled committee meetings.

                      COMPANY PERFORMANCE

    The following line graph presents the annual and cumulative total shareholder return for The York Water Company Common Stock over a five-year period, as compared to a comparable return associated with an investment in the S&P 500 Composite Index and a composite index of water companies prepared and maintained by Edward D. Jones & Co. (the "Peer Index").


(Details of graph not transmitted electronically are as follows:)

                         DOLLAR RETURN
                        For Past 5 Years

              1994      1995      1996      1997      1998

Peer           86        96        110       138       160

York Water     115       129       135       161       161

S&P            98        132       151       182       209

    The line graph above assumes $100 invested on December 31, 1993 in the Company's Common Stock and the stock of companies included in the S&P 500 and the Peer Index and assumes the quarterly reinvestment of dividends. The return for the Peer Index presented above took into consideration the cumulative total return of the common stock of the following water companies included in the Peer Index: American Water Works Inc.; Aquarion Company; California Water Service; Connecticut Water Service Inc.; Consumers Water Company; Elizabethtown Corp.; GWC Corp.; IWC Resources Corp.; Middlesex Water Company; Philadelphia Suburban Corp.; SJW Corp.; Southern California Water; Southwest Water Co.; and United Water Resources.


    COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation and Nomination Committee of the Board of Directors of the Company establishes general compensation policies of the Company and considers and makes recommendations to the Board of Directors concerning the proposed compensation, salaries and per diems of the President and Chief Executive Officer, the Chairman, Vice Chairman, directors and members of the Committees of the Board of Directors of the Company. The Chairman and Vice Chairman serve the Company in a part-time capacity, and the amount of salary payable to such officers has been determined by the Committee based upon the amount of time dedicated and value of contributions made to the Company.

    Mr. Morris, the Chief Executive Officer of the Company, served the Company as its President and General Manager from May, 1982 to May, 1995. In May 1995 Mr. Morris assumed the position of President and Chief Executive Officer. The Compensation and Nomination Committee historically has established Mr. Morris' compensation after considering comparative salary data from industry and other salary surveys (including data derived from publicly disclosed compensation information concerning many of the companies identified in the Peer Index), individual past performance, the Company's performance (on an absolute basis and in comparison to peer performance within the context of a regulated industry), and to a lesser extent changes in the cost of living in the Company's service territory. While no formal salary or compensation guidelines have been developed or used, salary levels have been determined after balancing the foregoing factors (in their entirety, without giving weight to any particular factor and without regard to any particular relationship between compensation levels and any quantitative or qualitative aspect of the Company's performance) with the interests of the Company's shareholders, customers and employees.

    Section 162(m) of the Internal Revenue Code generally disallows, in certain circumstances, a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and next four most highly compensated executive officers. The Company does not have any compensation programs that would be impacted by Section 162(m).


Frank Motter, Chairman            John L. Finlayson, Member
Paul W. Ware, Member              Michael W. Gang, Member
                 Irvin S. Naylor, ex officio


 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Irvin S. Naylor, Chairman of the Board, is a non-voting ex officio member of the Compensation and Nomination Committee.



          PROPOSAL TO AMEND THE AMENDED AND RESTATED
                  ARTICLES OF INCORPORATION

    The Board has adopted a resolution unanimously approving and recommending to the Company's shareholders an amendment to the Existing Articles. The text of the proposed amendment (the "Amendment"), which would amend and restate Article V of the Existing Articles, is attached hereto as Exhibit A and is incorporated herein by reference.

    The proposed Amendment would increase the authorized capital stock of the Company from 6,500,000 shares, divided into 6,000,000 shares of Common Stock and 500,000 shares of Series Preferred Stock, to 31,500,000 shares, divided into 31,000,000 shares of Common Stock and 500,000 shares of Series Preferred Stock. The Company's capital stock is without par value.

Increase in Authorized Common Stock

    The Company currently has 6,000,000 shares of Common Stock authorized, of which ____________________ shares were outstanding as of March 15, 1999. An additional _______ and _________________ shares of Common Stock have been reserved for issuance under the Company's employee stock purchase plan and dividend reinvestment plan, respectively, as of the same date. There are no shares of Series Preferred Stock outstanding, but 250,000 shares have been designated as the Series A Junior Participating Preferred Stock and reserved for issuance under the Shareholder Rights Plan referred to below.

    On January 25, 1999, the Board of Directors adopted a Shareholder
Rights Plan pursuant to which the Company declared a dividend of one right (the "Rights") for each outstanding share of Common Stock to the Company's shareholders of record on February 1, 1999. The Rights are exercisable only upon the occurrence of certain triggering events, which include a person or group of affiliated persons obtaining beneficial ownership of 15% or more of the outstanding Common Stock or the commencement of a tender offer or exchange offer for 15% or more of the outstanding Common Stock. Upon the occurrence of such an event, each holder of a Right, other than of Rights that are or were beneficially owned by an individual or entity seeking to acquire the Company, will have the right to receive, upon the exercise of the Right at the then current exercise price, shares of the Company's Series A Junior Participating Preferred Stock, or under certain circumstances, shares of Common Stock.

    The additional shares of Common Stock proposed by the Amendment could be issued for any proper corporate purpose without delay or further shareholder approval, except as may be required by applicable law or regulatory agencies. This could include the issuance of shares of Common Stock to raise additional equity capital, to make acquisitions, to effect stock distributions or stock splits, or to issue shares under employee benefit plans. The additional shares of Common Stock would also be available for issuance under the Shareholder Rights Plan if the Rights ever became exercisable. The voting and other ownership rights of the Company's shareholders may be diluted by any issuances of additional Common Stock or shares of Series Preferred Stock. Shareholders will not have preemptive rights to subscribe for shares of Common Stock or Series Preferred Stock, unless the Company grants such rights at the time of issue. The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock now authorized. Except for the issuance of Common Stock under the employee stock purchase plan and the dividend reinvestment plan, the Company has no plans or proposals to issue any additional shares of Common Stock or to issue shares of Series Preferred Stock.

    The Board is required to make any determination to issue additional shares of Common Stock or shares of Series Preferred Stock based on its judgment as to the best interests of the Company. Although the Board has no present intention of doing so, it could issue shares of Common Stock or Series Preferred Stock that could, depending on the circumstances, make more difficult or discourage an unfriendly attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. The issuance of additional shares of Common Stock or shares of Series Preferred Stock also could be used to dilute the voting power and ownership interests of a person or entity seeking to obtain control of the Company if the Board considered the action of such entity or person not to be in the best interests of the Company. Any such issuance could also have the effect of diluting the earnings per share, book value per share and voting power of other holders of Common Stock. The Company's Board of Directors is not aware of any present effort by any person or entity to obtain control of the Company or any other event that would trigger the provisions of the Shareholder Rights Plan.



Vote Required; Recommendations

    Approval of the proposal to amend the Existing Articles requires the affirmative vote of a majority of the votes cast by all of the holders of Common Stock entitled to vote thereon at the Annual Meeting.

    The Board of Directors recommends a vote 'FOR' the Amendment.


                   SHAREHOLDER APPROVAL OF
        APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors of the Company has approved the recommendation of the Audit Committee for the appointment of KPMG Peat Marwick LLP, last year's auditors, as independent public accountants to audit the financial statements of the Company for the year 1999. It is intended that, unless otherwise specified by the shareholders, votes will be cast pursuant to the proxy hereby solicited in favor of the appointment of KPMG Peat Marwick LLP.

    Audit fees are approved by the Company's Audit Committee and all professional services to be rendered by KPMG Peat Marwick LLP are approved by the Board of Directors, and the possible effect on auditors' independence of providing nonaudit services was considered prior to the service being rendered.

    Fees for audit services include the examination of financial statements, assistance with the preparation of the Annual Report to Shareholders and the Annual Report on Form 10-K to the Securities and Exchange Commission, tax computation assistance, and consultation in connection with various accounting and tax related matters.

    Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

    Adoption of this proposal requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the Annual Meeting. The Board of Directors unanimously recommends a vote "FOR" this proposal. It is understood that even if the selection of KPMG Peat Marwick LLP is ratified, the Board, at its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its shareholders.


                   DISCRETIONARY AUTHORITY

    The notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the meeting. The Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the meeting other than is hereinbefore set forth. In the event additional matters should be presented, however, the proxies will exercise their discretion in voting on such matters.


     SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

    In accordance with the Company's bylaws, shareholder's proposals and nominations for Directors for consideration at the 2000 Annual Meeting of Shareholders must be received by the Company in writing prior to February 1, 2000.

                                                             Exhibit A


                     PROPOSED AMENDMENTS
                   TO AMENDED AND RESTATED
                  ARTICLES OF INCORPORATION
                              OF
                    THE YORK WATER COMPANY

Article V.

The aggregate number of shares which the Corporation shall have authority to issue is 31,500,000 shares, divided into 31,000,000 shares of Common Stock, without par value, and 500,000 shares of Series Preferred Stock, without par value. At any meeting of the shareholders, each holder of Common Stock shall be entitled to one vote per share. The board of directors shall have the full authority permitted by law to determine the voting rights, if any, and designations, preferences, qualifications, limitations, restrictions, and the special or relative rights of any class or any series of any class of the Series Preferred Stock that may be desired.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     THE YORK WATER COMPANY
             Proxy - Annual Meeting of Shareholders
                          May 3, 1999

The undersigned, a Shareholder of The York Water Company, a Pennsylvania corporation (the "Company"), does hereby appoint Irvin S. Naylor, William T. Morris and Horace Keesey III and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held Monday, May 3, 1999 at 1:00 p.m. local time at the office of the Company, 130 East Market Street, York, Pennsylvania or at any adjournment thereof.

ELECTION OF DIRECTORS

To vote with respect to the
election of                  For All Nominees    Withhold Authority
                              Listed Below        For All Nominees
Paul W. Ware
John L. Finlayson
Chloe R. Eichelberger        _____________        _________________

Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below:

_______________________________

Cumulative votes for one or more nominees as follows:

Nominees:          Paul W. Ware        _______________

              John L. Finlayson        _______________

              Chloe R. Eichelberger    ________________


                                      For       Against   Abstain

2.  Approve Amendment to the
    Amended and Restated Articles of
    Incorporation                    _________ _________ __________

3.  Appoint KPMG Peat Marwick
    LLP as auditors                  _________ _________ __________

4.  Discretionary authority

    To transact such other business as may properly come before the Meeting and any adjournment thereof according to the proxies discretion and in their discretion.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3.

Signature ______________

Signature if Shares Held Jointly ________________

Dated _______________ 1999

NOTE: Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.